UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 8, 2003

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits.

99.1	Press release dated December 8, 2003 containing the results of the Annual Meeting of the Shareholders.

ITEM 9.	REGULATION DISCLOSURE AND ITEM 12 RESULTS OF OPERATION AND FINANCIAL CONDITION

On December 8, 2003 PainCare Holdings, Inc. issued a press release announcing that at the Annual Shareholder’s Meeting, held this past Friday morning (December 5, 2003) in Orlando, Florida, stockholders approved the election of the nominated directors, the increase in options available under the Company’s 2001 Stock Option Plan from five million to eight million, and the ratification of Tschopp, Whitcomb and Orr, P.A. as the Company’s auditors for the fiscal year ending December 31, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: December 8, 2003	BY:	/s/ RANDY LUBINSKY

Chief Executive Officer and Director

Date: December 8, 2003	BY:	/s/ MARK SZPORKA

Chief Financial Officer, Secretary and Director